Exhibit 10.13

Execution Version

CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT

This CONSENT AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of September 5, 2008, is by and among NOVA BIOFUELS SENECA, LLC, a Delaware limited liability company (“Borrower”), each of the Lenders party hereto, WESTLB AG, NEW YORK BRANCH, as administrative agent for the Lenders, WESTLB AG, NEW YORK BRANCH, as collateral agent for the Senior Secured Parties, and STERLING BANK, a Texas banking corporation, as accounts bank.

PREAMBLE

WHEREAS, the Parties have entered into that certain Credit Agreement dated as of December 26, 2007 (as amended, the “Credit Agreement”); and

WHEREAS, the Borrower is a party to that certain Development Management Agreement by and between the Borrower and Biosource America, Inc., effective as of January 17, 2007 (the “Development Agreement”);

WHEREAS, the Parties wish to amend certain of the terms in the Credit Agreement; and

WHEREAS, the Lenders wish to consent to decisions of the Borrower under the Development Agreement.

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.             DEFINITIONS AND INTERPRETATION

Unless otherwise expressly set forth herein, capitalized terms used in this Agreement shall have the meaning set forth in the Credit Agreement.

2.             AMENDMENTS

2.1           Section 6.02 (Conditions to All Construction Loan Fundings) of the Credit Agreement is hereby amended as follows:

2.1.1       6.02 (a)(iii) is amended to read as follows (new text bold and underlined):

“absolute and unconditional sworn Lien waiver statements in form and substance reasonably satisfactory to the Administrative Agent and the Independent Engineer evidencing receipt of payment by each Construction Contractor, all subcontractors, all contractors performing the Owners

Scope and all other Persons who were paid from the proceeds of the then last preceding Funding (other than Lien waivers (A) from contractors whose work, on an aggregate basis (taking into account any and all contracts or agreements pursuant to which such contractor has performed work relating to the Project), entitles them to aggregate payment of less than $100,000 and (B) for work in an aggregate total amount of up to seven hundred fifty thousand Dollars ($750,000)); provided that in the case of the initial Funding, such Lien waiver statements shall evidence receipt of all payments paid or due and payable by the Borrower to each Construction Contractor, all subcontractors and all other Persons who have performed work in connection with the Project since the commencement of construction.  Such Lien waiver statements shall (A) be dated on or prior to the date of the Funding Notice and (B) cover all work done and all sums received through the date of the then last preceding Funding (or, in the case of the initial Funding, the commencement of construction).  Each such Lien waiver statement shall be certified as true and correct and complete by the Borrower to its Knowledge and the applicable contractor and shall be verified by the Independent Engineer;”

2.1.2        6.02(c) is amended by adding the following words at the beginning of the provision: “For Fundings in excess of seven hundred fifty thousand Dollars ($750,000),”.

2.2           Section 8.12(a) (Sponsor Support Account) of the Credit Agreement is hereby amended as follows (new text bold and underlined):

“(a) On or prior to the Closing Date, and as required under the Completion Guaranty, at least five million Dollars ($5,000,000) shall be deposited into the Sponsor Support Account from sources other than the Loans (with the exception of any Sponsor Equity Reimbursement deposited directly into the Sponsor Support Account) or the Required Equity Contribution.  As soon as reasonably practicable after September 5, 2008, three million Dollars ($3,000,000) shall be released from the Sponsor Support Account and transferred to the Construction Account for the payment of feedstocks utilized for commissioning, Performance Tests for, and operation of, the Project prior to the Final Completion Date.  If at any time thereafter, the amounts on deposit in and standing to the credit of the Sponsor Support Account fall below two million Dollars ($2,000,000), additional amounts shall be deposited in the Sponsor Support Account pursuant to the Completion Guaranty.”

2.3           Section 8.12(d) (Sponsor Support Account) of the Credit Agreement is hereby amended as follows (deleted text indicated by strikethrough and bold):

“Unless a Notice of Suspension is in effect or a Default or Event of Default would occur after giving effect to any application of funds contemplated hereby and following the termination of the Completion Guaranty (as confirmed in writing by the Administrative Agent) all amounts on deposit in or standing to the credit of the Sponsor Support Account may, at the written direction of the Borrower (with a copy to the Administrative Agent), be transferred to the Guarantor.”

2.4           Section 8.13(a) (Representations, Warranties and Covenants of the Accounts Bank) of the Credit Agreement is is hereby amended as follows (new text bold and underlined):

“it will act as depositary agent, as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to each of the Project Accounts that is a “securities account” (within the meaning of Section 8-501 of the UCC) and the Financial Assets credited to such Project Accounts, and as “bank” (within the meaning of 9-102(a)(8) of the UCC) with respect to each of the Project Accounts as described in Section 8.15 (Project Accounts as Deposit Account) and credit balances not constituting Financial Assets credited thereto and to accept all cash, payments, other amounts and Cash Equivalents to be delivered to or held by the Accounts Bank pursuant to the terms of this Agreement.  The Borrower, the Senior Secured Parties and the Accounts Bank agree that, for purposes of Articles 8 and 9 of the UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Project Accounts, the jurisdiction of the Accounts Bank (in its capacity as the securities intermediary and bank) is the State of New York; provided, however, that venue for any action brought under this Agreement exclusively related to a claim against the Accounts Bank is proper in Harris County, Texas.”

3.             CONSENT

3.1           The Lenders consent to the Borrower, in consultation with the Independent Engineer, declaring Substantial Completion and the Commercial Operations Date (as each is defined by the Development Agreement) without requiring an independent witness to observe Performance Testing (as defined under the Development Agreement).

4.             MISCELLANEOUS

4.1           Counterparts

This Agreement may be executed in two or more original copies and each such copy may be executed by each of the Parties in separate counterpart, each of which copies when executed and delivered by the Parties shall constitute an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“PDF”) shall be effective as delivery of a manually executed counterpart of this Agreement.

4.2           Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without reference to conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

4.3           Limited Purpose; Effect on Credit Agreement

4.3.1       Except as expressly amended hereby or otherwise provided herein, (a) all of the terms and conditions of the Credit Agreement and all other Financing Documents remain in full force and effect, and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, and (b) nothing in this Agreement shall constitute a waiver by the Lenders of any Default or Event of Default, or shall constitute a waiver by the Lenders of any right, power or remedy available to the Lenders or the other Senior Secured Parties under the Financing Documents, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

4.3.2       The Credit Agreement shall, together with the amendments set forth herein, be read and construed as a single agreement.  All references in the Credit Agreement and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

4.4           Effectiveness

This Agreement shall become effective, as of the date first written above, upon the execution of this Agreement by each of the parties hereto.

4.5           Authority, Etc.

The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement as amended hereby are within its organizational authority and have been duly authorized by all necessary organizational action on the part of, and have been duly and validly executed by, the Borrower.

Except as otherwise addressed in this Agreement, the Borrower represents and warrants that, upon the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing as of the date hereof.

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IN WITNESS WHEREOF, the Parties have executed and delivered this Third Amendment to Credit Agreement as of the date first above written.

NOVA BIOFUELS SENECA, LLC,
as Borrower

By:	/s/ Kenneth T. Hern
Name: Kenneth T. Hern
Title: President

WESTLB AG, NEW YORK BRANCH,
as Lender

By:	/s/ Duncan Robertson
Name: Duncan Robertson
Title: Executive Director

By:	/s/ Ian Schottlaender
Name: Ian Schottlaender
Title: Managing Director

WESTLB AG, NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Duncan Robertson
Name: Duncan Robertson
Title: Executive Director

By:	/s/ Ian Schottlaender
Name: Ian Schottlaender
Title: Managing Director

WESTLB AG, NEW YORK BRANCH,
as Collateral Agent

By:	/s/ Duncan Robertson
Name: Duncan Robertson
Title: Executive Director

By:	/s/ Ian Schottlaender
Name: Ian Schottlaender
Title: Managing Director

WESTLB AG, NEW YORK BRANCH,
as Issuing Bank

By:	/s/ Duncan Robertson
Name: Duncan Robertson
Title: Executive Director

By:	/s/ Ian Schottlaender
Name: Ian Schottlaender
Title: Managing Director

STERLING BANK,
as Accounts Bank

By:	/s/ Peter M. Ellen
Name: Peter M. Ellen
Title: Vice President